Exhibit 99.1

NEWS RELEASE

LINN Energy Announces $175 Million Acquisition of Properties in East Texas

HOUSTON, March 9, 2012 (GLOBE NEWSWIRE) -- LINN Energy, LLC (Nasdaq:LINE) announced today that it signed a definitive purchase agreement to acquire properties located in East Texas for a contract price of $175 million, subject to closing conditions. The company anticipates the acquisition will close on or before May 1, 2012, and will be financed with proceeds from borrowings under its revolving credit facility.

"This mature long-life asset has a low decline rate of less than 10 percent and is expected to provide a steady stream of cash flow. It also offers an extensive future drilling inventory on a concentrated acreage position that is held by production," said Mark E. Ellis, Chairman, President and Chief Executive Officer. "This acquisition demonstrates the ability of our company to move quickly on acquisition opportunities. We have already entered into approximately $1.4 billion of acquisitions in the first quarter."

Significant characteristics expected from the acquisition:
•	Immediately accretive to distributable cash flow per unit;

•	Approximately 24 MMcfe/d of production (97 percent natural gas);

•	Low decline rate of less than 10 percent and a reserve life of 15 years;

•	Proved reserves of approximately 136 Bcfe (100 percent PDP);

•	Approximately 430 wells on approximately 19,800 contiguous net acres;

•	Multiple identified upside recompletion and infill-drilling opportunities.

ABOUT LINN ENERGY

LINN Energy's mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is a top-15 U.S. independent oil and natural gas development company, with approximately 4.2 Tcfe of proved reserves (pro forma for announced 2012 acquisitions) in producing U.S. basins as of Dec. 31, 2011. More information about LINN Energy is available at www.linnenergy.com.

This press release includes "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including the company's drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the company's financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the company's reports filed with the Securities and Exchange Commission. See "Risk Factors" in the company's Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: LINN Energy, LLC

         Investors:
         Clay Jeansonne, Vice President - Investor Relations
         281-840-4193

         Media:
         Paula Beasley, Manager, Public Affairs & Communications
         281-840-4183